SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                                   FORM 8-K/A


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




Date of Report (date of
earliest event reported):   July 31, 1998



                            WOODHEAD INDUSTRIES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



        Delaware                       0-5971                         36-1982580
--------------------------------------------------------------------------------
(State or other jurisdiction of  (Commission File No.)             (IRS Employer
 incorporation or organization)                           Identification Number)


Three Parkway North, Suite 550, Deerfield, Illinois                        60015
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code: (847) 236-9300
                                                  ------------------------------


                                       N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
------  ------------------------------------------------------------------
A.      Financial Statements of Business Acquired

          Financial Statements

          1.      Auditor's Report

          2.      Balance Sheet as of December 31, 1997.

          3. Statement of Income and Parent's Equity in Division for the Year Ended December 31, 1997.

          4.      Statement of Cash Flows for the Year Ended December 31, 1997.

          5.      Notes to Financial Statements.

          6.      Unaudited Condensed Balance Sheet as of June 30, 1998.

          7. Unaudited Condensed Statement of Income and Parent's Equity in Division for the Six Months Ended June 30, 1998.

          8. Unaudited Condensed Statement of Cash Flows for the Six Months Ended June 30, 1998.

          9.      Notes to Unaudited Condensed Financial Statements.


B.      Pro Forma Financial Information

          Pro Forma Financial Statements (Unaudited)

          1.      Pro Forma Balance Sheet as of June 27, 1998.

          2. Pro Forma Income Statement for the Nine Months Ended June 27, 1998 for Woodhead Industries, Inc. and June 30, 1998 for SST Division of S-S Technologies Inc.

          3. Pro Forma Income Statement for the Year Ended September 27, 1997 for Woodhead Industries, Inc. and December 31, 1997 for SST Division of S-S Technologies Inc.

          4.      Notes to Pro Forma Financial Statements.

                     SST DIVISION OF S-S TECHNOLOGIES INC.



                              FINANCIAL STATEMENTS

                                DECEMBER 31, 1997


                         TOGETHER WITH AUDITORS' REPORT
                                       3

--------------------------------------------------------------------------------
                                AUDITORS' REPORT
--------------------------------------------------------------------------------


To the Shareholder of
S-S Technologies Inc.:


We have audited the balance sheet of SST DIVISION OF S-S TECHNOLOGIES INC. as of December 31, 1997 and the statements of income and parents equity in division and cash flows for the year then ended. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards which are in substantial agreement with those in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Division as of December 31, 1997 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.




Mississauga, Canada.
October 9, 1998.

SST DIVISION OF S-S TECHNOLOGIES INC.
BALANCE SHEET
DECEMBER 31, 1997
(in Canadian dollars)

                                     ASSETS

CURRENT ASSETS
  Accounts receivable
    Trade                                                        $  2,484,113
    Other                                                             325,495
  Inventories (Note 2)                                              2,539,102
  Due from affiliates (Note 5)                                         23,276
  Prepaid expenses and deposits                                        93,998
  Due from parent (Note 5)                                          2,235,650
                                                                 ------------
                                                                    7,701,634

PROPERTY, PLANT AND EQUIPMENT, net (Note 3)                         1,457,501
                                                                 ------------
                                                                 $  9,159,135
                                                                 ============
LIABILITIES AND PARENT'S EQUITY IN DIVISION

CURRENT LIABILITIES
  Accounts payable and accrued liabilities                       $  1,493,984
  Due to affiliates (Note 5)                                          329,999
                                                                 ------------
                                                                    1,823,983
                                                                 ------------
PARENT'S EQUITY IN DIVISION                                         7,335,152
                                                                 ------------
                                                                 $  9,159,135
                                                                 ============

The accompanying notes are an integral part of this balance sheet.

SST DIVISION OF S-S TECHNOLOGIES INC.
STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1997
(in Canadian dollars)

SALES                                                       $ 14,531,415

COST OF SALES (Note 5)                                         4,336,994
                                                            ------------
GROSS PROFIT                                                  10,194,421
                                                            ------------
OPERATING EXPENSES
        Engineering and product development                    1,509,889
        Marketing and sales                                    2,917,465
        General and administrative (Note 5)                    2,951,575
                                                            ------------
                                                               7,378,929
                                                            ------------
INCOME BEFORE PROVISION FOR INCOME TAXES                       2,815,492

PROVISION FOR INCOME TAXES (Note 4)                              771,291
                                                             -----------
NET INCOME                                                   $ 2,044,201
                                                             ===========

The accompanying notes are an integral part of this statement.

SST DIVISION OF S-S TECHNOLOGIES INC.
STATEMENT OF PARENT'S EQUITY IN DIVISION
FOR THE YEAR ENDED DECEMBER 31, 1997
(in Canadian dollars)

PARENT'S EQUITY IN DIVISION, beginning of year         $       5,290,951

ADD: Net income                                                2,044,201
                                                       -----------------
PARENT'S EQUITY IN DIVISION, end of year               $       7,335,152
                                                       =================

The accompanying notes are an integral part of this statement.

SST DIVISION OF S-S TECHNOLOGIES INC.
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 1997
(in Canadian dollars)


CASH PROVIDED BY (USED IN)
  OPERATING ACTIVITIES
    Net income                                                   $  2,044,201
    Adjustments to reconcile net income to net cash provided by operating activities-
      Depreciation and amortization                                   184,627
                                                                 ------------
                                                                    2,228,828
    Change in assets and liabilities-
      Increase in trade accounts receivables                         (869,208)
      Increase in other receivables                                  (215,484)
      Increase in inventories                                      (1,955,301)
      Decrease in due from affiliates                                  12,481
      Increase in prepaid expenses and deposits                       (77,964)
      Increase in accounts payable and accrued liabilities            780,393
      Increase in due to affiliates                                   115,722
                                                                 ------------
  CASH PROVIDED BY OPERATING ACTIVITIES                                19,467
                                                                 ------------
  INVESTMENT ACTIVITY
    Purchases of property, plant and equipment                     (1,399,377)
                                                                 ------------
  CASH USED IN INVESTMENT ACTIVITIES                               (1,399,377)
                                                                 ------------
  FINANCING ACTIVITY
    Decrease in due from parent                                     1,379,910
                                                                 ------------
  CASH PROVIDED BY FINANCING ACTIVITY                               1,379,910
                                                                 ------------
INCREASE IN CASH                                                           -

CASH, beginning of year                                                    -
                                                                 ------------
CASH, end of year                                                  $       -
                                                                 ============
SUPPLEMENTAL DISCLOSURES
  Cash paid during the year for:
  Income taxes                                                     $       -
                                                                 ============
  Interest                                                         $       -
                                                                 ============

The accompanying notes are an integral part of this statement.

SST DIVISION OF S-S TECHNOLOGIES INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1997
(in Canadian dollars)



1.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Basis of Presentation

          These financial statements have been prepared in connection with the acquisition by Woodhead Industries, Inc. of the SST Division (the "Division") of S-S Technologies Inc. (the "Parent").

          The Division develops and markets communication technology products that provide an interface between different industrial communication protocols.

          These financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

          Accounting Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

          Foreign Currency Translation

          Assets and liabilities that are denominated in a foreign currency have been translated at the rate of exchange prevailing at the balance sheet date. Foreign currency revenues and expenses have been translated at the rates prevailing on the transaction date. Gains and losses on monetary assets and liabilities resulting from translation of foreign currencies are recognized in the statement of income during the year in which they arise.

SST DIVISION OF S-S TECHNOLOGIES INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1997
(in Canadian dollars)



     1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

        Revenue Recognition

        The Division recognizes revenues as products are shipped to its customers.

        Research and Development

        Research and development expenses are charged to the statement of income as incurred.

        Income Taxes

        Taxable income of the Division is included in the tax return of S-S Technologies Inc. The Division has provided for income taxes in these financial statements using the liability method. The provision for income taxes is computed on pre-tax income based on current tax laws. The Division accounts for the tax benefit of research and development expenditures in the year in which they are incurred and includes such benefit in the determination of the provision for income taxes.

        Inventories

        Inventories are recorded at the lower of cost and net realizable value. Cost is determined on a first-in, first-out basis.

        Property, Plant and Equipment

        Property, plant and equipment are stated at cost, net of accumulated depreciation. The Division provides for depreciation on the declining balance basis at the following annual rates:

        Computer equipment              30%
        Furniture and equipment         20%
        Vehicles                        30%

        Leasehold improvements are stated at cost net of accumulated amortization. The Division provides for amortization on the straight line basis over the lesser of the estimated useful life and the term of the lease.

SST DIVISION OF S-S TECHNOLOGIES INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1997
(in Canadian dollars)



2.      INVENTORIES

        Inventories by major category were as follows at December 31:

        Components           $  923,902
        Finished goods        1,615,200
                            -----------
                             $2,539,102
                            ===========

3.      PROPERTY, PLANT AND EQUIPMENT

        Property, plant and equipment by major classification were as follows at December 31:

                                                            Accumulated
                                                            Depreciation/       Net Book
                                             Cost            Amortization         Value
                                        -------------       ---------------     ------------

        Computer equipment              $  1,099,904       $  296,332           $  803,572
        Furniture and equipment              197,923           21,093              176,830
        Leasehold improvements               537,781           71,704              466,077
        Vehicles                              18,526            7,504               11,022
                                        ------------        ---------           ----------
                                        $  1,854,134       $  396,633           $1,457,501
                                        ============        =========           ==========

4.      INCOME TAXES

        The components of the provision for income taxes were as follows at December 31:

        Current                                                     $   771,291
                                                                    -----------
        Total provision for income taxes                            $   771,291
                                                                    ===========
          A reconciliation of income tax expense using the Canadian statutory income tax rate compared with the Division's actual income tax expense at December 31 follows:

        Tax at Canadian statutory rate                              $ 1,171,245
        Tax benefit of research and development expenditures           (394,840)
        Other                                                            (5,114)
                                                                    -----------
        Total provision for income taxes                             $  771,291
                                                                    ===========
        Effective tax rate                                                   27%
                                                                    ===========

SST DIVISION OF S-S TECHNOLOGIES INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1997
(in Canadian dollars)



5.      RELATED PARTY TRANSACTIONS

        Related parties comprise all companies and divisions owned by the Parent or the Parent's shareholders and include entities over which the Parent has the ability to exercise significant influence. The Division had the following transactions with related parties:

                                                                        1997
                                                                   -------------
        Purchases of inventory from SAF Drive Systems Ltd.         $  4,598,077
        Purchases of services from Parent                               161,228
        Management fees paid to S-S Technologies Holdings Ltd.          156,000
        Rent paid to SAF Drive Systems Ltd.                              41,200

        Amounts due to/from affiliates at December 31 are shown separately on the balance sheet.

6.      COMMITMENTS

        Operating Leases

        The Division is committed under an agreement, which expires in 2002, to lease office premises for approximate minimum annual lease payments as follows:

        1998                                           $   219,150
        1999                                               219,150
        2000                                               219,150
        2001                                               219,150
        2002                                               109,575
                                                       -----------
                                                       $   986,175
                                                       ===========

7.      ACQUISITION BY WOODHEAD INDUSTRIES INC.

          On July 31, 1998, certain assets of the Division were purchased by Woodhead Industries Inc. for a total purchase price of $51 million as detailed in the Asset Purchase Agreement dated July 2, 1998.

                     SST DIVISION OF S-S TECHNOLOGIES INC.

                    UNAUDITED CONDENSED FINANCIAL STATEMENTS

                                 JUNE 30, 1998

SST DIVISION OF S-S TECHNOLOGIES INC.
UNAUDITED CONDENSED BALANCE SHEET
JUNE 30, 1998
(in Canadian dollars)



                                     ASSETS

CURRENT ASSETS
  Accounts receivable
    Trade                                                        $   2,421,367
    Other                                                              198,378
    Due from affiliate                                                 144,986
  Inventories                                                        4,268,511
  Prepaid expenses and deposits                                         98,012
                                                                 -------------
                                                                     7,131,254

PROPERTY, PLANT AND EQUIPMENT                                        1,938,071
                                                                 -------------
                                                                 $   9,069,325
                                                                 =============
                   LIABILITIES AND PARENT'S EQUITY IN DIVISION

CURRENT LIABILITIES
  Accounts payable and accrued liabilities                       $    810,766
  Due to affiliate                                                    232,032
  Due to parent                                                       379,453
                                                                 ------------
                                                                    1,422,251
                                                                 ------------
PARENT'S EQUITY IN DIVISION                                         7,647,074
                                                                 ------------
                                                                 $  9,069,325
                                                                 ============

         The accompanying notes are an integral part of this unaudited condensed balance sheet.

SST DIVISION OF S-S TECHNOLOGIES INC.
UNAUDITED CONDENSED STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 1998
(in Canadian dollars)

SALES                                                            $  7,681,832

COST OF SALES                                                       2,062,673
                                                                 ------------
GROSS PROFIT                                                        5,619,159
                                                                 ------------
OPERATING EXPENSES
        Engineering and product development                         1,491,222
        Marketing and sales                                         1,917,058
        General and administrative                                  1,782,544
                                                                 ------------
                                                                    5,190,824
                                                                 ------------
INCOME BEFORE PROVISION FOR INCOME TAXES                              428,335

PROVISION FOR INCOME TAXES                                            116,413
                                                                 ------------
NET INCOME                                                       $    311,922
                                                                 ============

The accompanying notes are an integral part of this unaudited condensed statement.

SST DIVISION OF S-S TECHNOLOGIES INC.
UNAUDITED CONDENSED STATEMENT OF PARENT'S EQUITY IN DIVISION
FOR THE SIX MONTHS ENDED JUNE 30, 1998
(in Canadian dollars)


PARENT'S EQUITY IN DIVISION, beginning of year    $   7,335,152

ADD: Net income                                         311,922
                                                  -------------
PARENT'S EQUITY IN DIVISION, end of year          $   7,647,074
                                                  =============


The accompanying notes are an integral part of this unaudited condensed statement.

SST DIVISION OF S-S TECHNOLOGIES INC.
UNAUDITED CONDENSED STATEMENT OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 1998
(in Canadian dollars)


CASH PROVIDED BY (USED IN)
  OPERATING ACTIVITIES
    Net income for the year                                        $  311,922
    Adjustments to reconcile net income to net cash provided by operating activities-
      Depreciation and amortization                                   208,371
                                                                   ----------
                                                                      520,293
    Change in assets and liabilities-
      Decrease in trade accounts receivables                           62,746
      Decrease in other receivables                                   127,117
      Increase in due from affiliates                                (121,710)
      Increase in inventories                                      (1,729,409)
      Increase in prepaid expenses and deposits                        (4,014)
      Decrease in accounts payable and accrued liabilities           (683,218)
      Decrease in due to affiliates                                   (97,967)
                                                                   -----------
  CASH USED IN OPERATING ACTIVITIES                                (1,926,162)
                                                                   -----------
  INVESTMENT ACTIVITY
    Purchases of property, plant and equipment                       (688,941)
                                                                   -----------
  CASH USED IN INVESTMENT ACTIVITIES                                 (688,941)
                                                                   -----------
  FINANCING ACTIVITY
    Increase in due to parent                                       2,615,103
                                                                   -----------
  CASH PROVIDED BY FINANCING ACTIVITY                               2,615,103
                                                                   -----------
INCREASE IN CASH                                                           -
                                                                   -----------
CASH, beginning of period                                                  -
                                                                   -----------
CASH, end of period                                                $       -
                                                                   ===========
SUPPLEMENTAL DISCLOSURES
  Cash paid during the year for
    Income taxes                                                   $       -
                                                                   ===========
    Interest                                                       $       -
                                                                   ===========

The accompanying notes are an integral part of this unaudited condensed statement.

SST DIVISION OF S-S TECHNOLOGIES INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
JUNE 30, 1998
(in Canadian dollars)



1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Basis of Presentation

        The condensed balance sheet of the SST Division of S-S Technologies Inc. (the "Division") as of June 30, 1998 and the condensed statements of income, parent's equity in division and cash flows for the six month period ended June 30, 1998 are unaudited. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of these interim financial statements have been included therein. Interim results are not necessarily indicative of results for the entire year.

        These unaudited condensed financial statements have been prepared in connection with the acquisition by Woodhead Industries Inc. of the Division.

        The Division develops and markets communication technology products that provide an interface between different industrial communication protocols.

        The interim condensed financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

        For the purpose of these interim financial statements, certain information and disclosures normally included in annual statements have been condensed or omitted. These unaudited condensed financial statements should be read in conjunction with the Audited Financial Statements and notes thereto at December 31, 1997.

2.      ACQUISITION BY WOODHEAD INDUSTRIES INC.

        On July 31, 1998, certain assets of the Division were purchased by Woodhead Industries Inc. for a total purchase price of $51 million as detailed in the Asset Purchase Agreement dated July 2, 1998.

                           WOODHEAD INDUSTRIES, INC.

                              UNAUDITED PRO FORMA
                       CONSOLIDATED FINANCIAL STATEMENTS

================================================================================
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

The following tables set forth selected unaudited pro forma consolidated financial data for Woodhead Industries, Inc. ("Woodhead") for the nine-month period ended June 27, 1998, and for the fiscal year ended September 27, 1997, after giving effect to the acquisition, as if it had been consummated, with respect to the statement of income data, at the beginning of the periods presented, or, with respect to the balance sheet data, as of the date presented. The unaudited pro forma consolidated financial statements of Woodhead were prepared utilizing the accounting policies outlined in its historical financial statements. The financial statements of the SST Division of S-S Technologies Inc. ("SST") filed under part (a) of this item should be read in conjunction with the unaudited pro forma consolidated financial statements presented below.

The acquisition of SST Division of S-S Technologies Inc. was accounted for using the purchase method of accounting. Accordingly, the unaudited pro forma consolidated financial statements reflect Woodhead's preliminary allocation of purchase price of SST which is subject to further adjustments as Woodhead finalizes the allocation of the purchase price in accordance with generally accepted accounting principles. The unaudited pro forma consolidated financial statements do not reflect any cost savings or synergies anticipated by Woodhead's management as a result of the acquisition. In addition, the unaudited pro forma consolidated results of operations do not necessarily reflect actual results which would have occurred if the acquisition had taken place at the beginning of the earliest period presented or as of the date indicated, nor are they necessarily indicative of the results of future combined operations.

WOODHEAD INDUSTRIES, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
June 27, 1998
(In thousands of U.S. dollars)


                                                                 Woodhead         SST          Adjustments     Pro forma
                                                                  6/27/98       6/30/98       (Note 2)           Total
                                                                ------------  ------------  -------------     ------------


                            ASSETS

 Current Assets
 Cash and cash equivalents                                            5,141             -           (81) (c)        5,060
 Accounts receivable, net                                            24,807         1,649        (1,649) (a)       24,807
 Due from affiliates                                                      -            99           (99) (a)            -
 Inventories, net                                                    20,391         2,908        (2,908) (a)       20,391
 Prepaid expenses and other assets                                    5,954           203          (136) (a)        6,021
                                                                ------------  ------------  -------------     ------------

 Total current assets                                                56,293         4,859        (4,873)           56,279

 Other assets                                                           203             -         26,434 (b)       26,637
 Deferred income taxes                                                   85             -            627 (b)          712
 Property, plant and equipment, net                                  37,902         1,320                          39,222
 Goodwill, net                                                       28,490             -            992 (b)       29,482
                                                                ------------  ------------  -------------     ------------
 Total assets                                                       122,973         6,179         23,180          152,332
                                                                ============  ============  =============     ============


              LIABILITIES AND SHAREHOLDERS' EQUITY

 Current liabilities
 Accounts payable                                                     7,835           553          (553) (a)        7,835
 Accrued expenses and liabilities                                    13,780             -                          13,780
 Due to affiliates                                                        -           158          (158) (a)            -
 Due to parent                                                            -           258          (258) (a)            -
 Income taxes payable                                                     -             -                               -
                                                                ------------  ------------  -------------     ------------

 Total current liabilities                                           21,615           969          (969)           21,615

 Deferred income taxes                                                2,169             -        (2,169) (b)            -
 Long-term debt                                                      26,000             -         35,000 (c)       61,000
                                                                ------------  ------------  -------------     ------------
 Total liabilities                                                   49,784           969         31,862           82,615
                                                                ------------  ------------  -------------     ------------

 Shareholders' equity
 Common stock                                                        10,618             -                          10,618
 Additional paid-in capital                                           3,498             -                           3,498
 Parent's Equity in Division                                              -         5,734        (5,734) (d)            -
 Cumulative translation adjustment                                   (2,455)         (524)          524  (d)       (2,455)
 Retained earnings                                                   61,528             -        (6,268) (b)       58,056
                                                                                                  2,796  (b)
                                                                ------------  ------------  -------------     ------------

 Total shareholders' equity                                          73,189         5,210        (8,682)           69,717
                                                                ------------  ------------  -------------     ------------

 Total liabilities and shareholders' equity                         122,973         6,179         23,180          152,332
                                                                ============  ============  =============     ============



The accompanying notes are an integral part of this unaudited pro forma consolidated balance sheet

WOODHEAD INDUSTRIES, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
(IN THOUSANDS OF U.S. DOLLARS, EXCEPT FOR PER SHARE DATA)

                                                               WOODHEAD        SST
                                                                NINE           NINE
                                                               MONTHS         MONTHS
                                                               ENDED          ENDED        ADJUSTMENTS         PRO FORMA
                                                              6/27/98        6/30/98        (NOTE 2)             TOTAL
                                                            -------------  -------------  --------------      -------------


 Sales, net                                                       115,855          7,990                            123,845

 Cost of sales                                                     66,422          2,202                             68,624
                                                            -------------  -------------  --------------      -------------

 Gross profit                                                      49,433          5,788               -             55,221

 Operating expenses                                                31,994          5,380              50 (e)         39,627
                                                                                                   2,203 (f)
                                                            -------------  -------------  --------------      -------------

 Operating income                                                  17,439            408         (2,253)             15,594

 Other (income)  expenses                                           3,804              -          1,549  (g)         5,353
                                                            -------------  -------------  --------------      -------------

 Income before income taxes                                        13,635            408         (3,802)             10,241

 Provision for income taxes                                         5,773            111         (1,696) (h)          4,188
                                                            -------------  -------------  --------------      -------------

 Net income  (loss)                                                 7,862            297         (2,106)              6,053
                                                            =============  =============  ==============      =============




 Net income per common share and common share equivalent:
Basic                                                             $ 0.74                                            $ 0.57
Diluted                                                           $ 0.70                                            $ 0.54


 Common and common equivalent shares outstanding:

Basic                                                             10,583                                            10,583
Diluted                                                           11,182                                            11,182

The accompanying notes are an integral part of this unaudited pro forma consolidated statement of income.

WOODHEAD INDUSTRIES, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
(IN THOUSANDS OF U.S. DOLLARS, EXCEPT FOR PER SHARE DATA)


                                                              WOODHEAD         SST
                                                                YEAR           YEAR
                                                               ENDED          ENDED        ADJUSTMENTS         PRO FORMA
                                                              9/27/97        12/31/97       (NOTE 2)             TOTAL
                                                            -------------  -------------  --------------      -------------


 Sales, net                                                      156,265         10,496                            166,761

 Cost of sales                                                    88,513          3,133                             91,646
                                                            -------------  -------------  --------------      -------------

 Gross profit                                                     67,752          7,363               -             75,115

 Operating expenses                                               44,820          5,330              66  (e)        53,153
                                                                                                   2,937 (f)
                                                            -------------  -------------  --------------      -------------

 Operating income                                                 22,932          2,033         (3,003)             21,962

 Other (income)  expenses                                          3,951              -          2,065   (g)         6,016
                                                            -------------  -------------  --------------      -------------

 Income before income taxes                                       18,981          2,033         (5,068)             15,946

 Provision for income taxes                                        8,171            557         (2,260)  (h)         6,468
                                                            -------------  -------------  --------------      -------------

 Net income  (loss)                                               10,810          1,476         (2,808)              9,478
                                                            =============  =============  ==============      =============



 Net income per common share and common share equivalent:
Basic                                                             $ 0.98                                           $ 0.86

Diluted                                                           $ 0.97                                           $ 0.85

 Common and common equivalent shares outstanding:
Basic                                                             11,002                                            11,002
Diluted                                                           11,123                                            11,123


The accompanying notes are an integral part of this unaudited pro forma consolidated statement of income.

WOODHEAD INDUSTRIES, INC.
NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED  FINANCIAL STATEMENTS
JUNE 27, 1998
(in thousands of U.S. dollars)



1.      BASIS OF PRESENTATION

        The financial data of the SST Division of S-S Technologies Inc. ("SST") has been presented in the unaudited pro forma consolidated financial statements in accordance with the accounting principles generally accepted in the United States of America.

        The SST balance sheet has been translated at the exchange rate in effect at the balance sheet date and the statement of income has been translated at the average exchange rate in effect for the period for purposes of inclusion in the unaudited pro forma consolidated financial statements.

        The financial data of Woodhead Industries, Inc. (the "Company") for the fiscal year ended September 27, 1997 has been presented in the unaudited pro forma consolidated financial statements consistently with the presentation shown in the Form 8-K/A filing dated May 13, 1998. Accordingly, the statement of income reflects the effects of the acquisition by the Company of The MPM Group ("MPM") on February 27, 1998, including the effects of pro forma adjustments.

        For purposes of the unaudited pro forma consolidated statement of income for the nine-month period ended June 27, 1997, an unaudited pro forma consolidated statement of income of the Company has been presented such that pro forma adjustments related to the MPM acquisition have been applied to the Company's statement of income as if the acquisition took place as of the beginning of the period.

        The allocation of the purchase price is based on an estimate of the fair market value of the net assets acquired on July 31, 1998, and is subject to adjustment. To date, no information has been gathered that would cause the Company to believe that the final allocation of the purchase price will be materially different than the preliminary estimate. The Company's preliminary analysis resulted in an estimated allocation of $6,268 to in-process research and development relating to projects that have economic value that cannot be capitalized for purposes of generally accepted accounting principles, which, under generally accepted accounting principles, will be expensed immediately after the Acquisition is completed.

WOODHEAD INDUSTRIES, INC.
NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED  FINANCIAL STATEMENTS
JUNE 27, 1998
(in thousands of U.S. dollars)



     2. PRO FORMA ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONSOLIDATED
        FINANCIAL STATEMENTS
        The pro forma adjustments with respect to the SST acquisition have been applied to the unaudited pro forma consolidated balance sheet as if the acquisition had taken place on June 27, 1998, or as of the beginning of the periods presented in the case of the unaudited pro forma consolidated statements of income for the nine-month period ended June 27, 1998 and the fiscal year ended September 27, 1997. The adjustments are based upon currently available information and certain estimates and assumptions are discussed below.

        The following is a summary of reclassifications and adjustments reflected in the unaudited pro forma consolidated balance sheet:

        (a) Represents the elimination of assets and liabilities not acquired by the Company, as detailed in the Asset Purchase Agreement dated July 2, 1998.

        (b) Represents the preliminary estimate of the excess of purchase price over the fair value of the SST assets acquired after allocation of fair value to software and inprocess research and development, as follows:

            Purchase price                           $  35,081
                                                       -------
            Assets acquired:
                Prepaid expenses and deposits              67
                Property, plant and equipment           1,320
                                                       ------
                Assets acquired                         1,387
                                                       ------
                                                       33,694
            Excess allocated to:
                Software                              (26,434)
                In-process research and development    (6,268)
                                                       -------
            Excess of purchase price over fair value
                of assets acquired                    $   992
                allocated to goodwill                  -------

WOODHEAD INDUSTRIES, INC.
NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED  FINANCIAL STATEMENTS
JUNE 27, 1998
(in thousands of U.S. dollars)



2.      PRO FORMA ADJUSTMENTS TO THE UNAUDITED PRO FORMA
        CONSOLIDATED  FINANCIAL STATEMENTS (Cont'd)


        The pro forma consolidated statement of income for the year ended September 27, 1997 and the nine months ended June 27, 1998 do not include the estimated $6,268 write-off of in-process research and development, as it is a non-recurring charge (see Note 1, above). Accordingly, the full amount has been charged to retained earnings, net of taxes of $2,796, in the pro forma consolidated balance sheet. The charge will be included in the actual consolidated statement of income of the Company in the fiscal quarter in which the Acquisition closes.

        (c) Represents use of cash to finance the Acquisition as follows:

            Proceeds from debt facility          $  35,000
            Acquisition of SST assets               35,081
                                                  --------
            Net reduction in cash                  $   (81)
                                                  ========
            The purchase price was primarily funded through a $35.0 million debt facility obtained by Woodhead Canada Ltd., a subsidiary of the Company, at Harris Trust and Savings Bank. This debt bears interest at approximately 5.9% per annum, and has been reflected as long-term debt in the accompanying unaudited pro forma consolidated financial statements.

        (d) Represents the reversal of SST historical equity.

        The following is a summary of reclassifications and adjustments reflected in the unaudited pro forma consolidated statements of income:

        (e) Represents the amortization over fifteen years of goodwill resulting from the Acquisition.

        (f) Represents the amortization over nine years of software acquired.

        (g) Represents the interest expense on the debt incurred on behalf of the Company to finance the Acquisition.

WOODHEAD INDUSTRIES, INC.
NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED  FINANCIAL STATEMENTS
JUNE 27, 1998
(in thousands of U.S. dollars)



2.      PRO FORMA ADJUSTMENTS TO THE UNAUDITED PRO FORMA
        CONSOLIDATED  FINANCIAL STATEMENTS (Cont'd)


        (h) Represents the tax effect of the unaudited pro forma income adjustments based upon the estimated effective tax rate of 44.6%.

        The pro forma results have been prepared for comparative purposes only and do not purport to indicate what necessarily would have occurred had the entities been acquired at the beginning of the periods presented, or as of the dates indicated, nor what results may be in the future.

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


As independent chartered accountants, we hereby consent to the use of our report for the SST Division of S-S Technologies Inc. dated October 8, 1998, included in or made a part of this Form 8-K/A.



                                    /s/   ARTHUR ANDERSEN & CO.
                                        -----------------------
                                          ARTHUR ANDERSEN & CO.

Mississauga, Canada.
October 13, 1998.

                                   SIGNATURE
                                   ---------


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 14, 1998                                  Woodhead Industries, Inc.



                                           By:   /s/  C. Mark DeWinter
                                                    ------------------
                                                      C. Mark DeWinter
                                                      Chairman, President and
                                                      Chief Executive Officer